Exhibit 23.1
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HAROLD Y. SPECTOR
Certified Public Accountant
(888)584-5577                                               80 S. LAKE AVENUE
FAX (888)584-8033                                           SUITE 723
hspectorcpa@earthlink.net                                   PASADENA, CA 91101
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                          CONSENT OF HAROLD Y. SPECTOR
                               INDEPENDENT AUDITOR


I consent to the use of my report dated April 11, 2002 (revised as of September 19, 2002, November 18, 2002 and January 25, 2003), on the consolidated financial statements of Coinless Systems, Inc. and subsidiary, as of December 31, 2001 and 2000, included herein and to the reference made to me.

I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the caption "Experts".




/s/ Harold Y. Spector, CPA
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Harold Y. Spector
Pasadena, California
February 5, 2003